UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

First Midwest Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

First Midwest Bancorp, Inc.
300 Park Boulevard, Suite 400
Itasca, Illinois 60143-9768
(630) 875-7450

April 12, 2004

Dear Stockholder:

It is my pleasure to invite you to the 2004 Annual Meeting of Stockholders of First Midwest Bancorp, Inc.  The meeting will be held on Thursday, May 20, 2004 at 9:30 a.m. at the Sheraton Suites Hotel, 121 Northwest Point Boulevard, Elk Grove Village, Illinois.

The Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed.  Also, First Midwest is pleased to offer its stockholders the opportunity to receive stockholder communications electronically.  You may access the Notice of Annual Meeting and Proxy Statement on the Internet at www.firstmidwest.com.  For more information, see “Electronic Access to Proxy Materials and Annual Report” on page 2 of the Proxy Statement.

It is important that your shares be represented at the meeting, regardless of the number of shares you hold.  You may accomplish this in any one of three ways: (i) by the Internet; (ii) by telephone; or (iii) by signing the enclosed Proxy Card and returning it in the accompanying envelope, all as more fully described in the accompanying Proxy Statement.  If you attend the Annual Meeting and wish to vote in person, you may do so even though you have previously voted by proxy.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote at your earliest opportunity.

I look forward to seeing you on May 20th.

Yours very truly,

John M. O’Meara
President and
Chief Executive Officer

First Midwest Bancorp, Inc.
300 Park Boulevard, Suite 400
Itasca, Illinois 60143-9768
(630) 875-7450

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2004

To the Stockholders of
FIRST MIDWEST BANCORP, INC.:

            The Annual Meeting of Stockholders of First Midwest Bancorp, Inc. will be held at the Sheraton Suites Hotel, 121 Northwest Point Boulevard, Elk Grove Village, Illinois, on Thursday, May 20, 2004 at 9:30 a.m. for the purpose of:

1)	Re-electing three directors: Brother James Gaffney, FSC; John L. Sterling; and J. Stephen Vanderwoude; and

2)	Transacting such other business as may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

MANAGEMENT RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

            Your vote is important.  We encourage you to promptly vote your shares over the Internet or by telephone as described on the Proxy Card, or by returning your signed Proxy Card in the accompanying envelope.

By order of the Board of Directors:

Steven H. Shapiro
Executive Vice President and
Corporate Secretary

April 12, 2004

First Midwest Bancorp, Inc.
300 Park Boulevard, Suite 400
Itasca, Illinois 60143-9768
(630) 875-7450

PROXY STATEMENT
FOR ANNUAL MEETING TO BE HELD ON MAY 20, 2004

          This Proxy Statement is furnished in connection with the solicitation by the Board  of Directors of First Midwest Bancorp, Inc. (the “Company”) of proxies for use at the Annual  Meeting of Stockholders (the “Annual Meeting”) to be held May 20, 2004 at 9:30 a.m. at the  Sheraton Suites Hotel, 121 Northwest Point Boulevard, Elk Grove Village, Illinois and at any adjournments or postponements of that meeting.  This Proxy Statement, the accompanying Proxy Card and the Company’s 2003 Annual Report were first mailed on April 12, 2004.

Record Date and Share Ownership

          The Board of Directors has fixed the close of business on March 26, 2004 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.  On the record date, the Company had outstanding 46,539,050 shares of common stock, par value of $0.01 per share (“Common Stock”).  Each outstanding share of Common Stock entitles the holder to one vote.

Proxies and Voting Procedures

          YOUR VOTE IS IMPORTANT.  Because many stockholders cannot personally attend the Annual Meeting, it is necessary that a large number of stockholders be represented by proxy.  Registered stockholders voting by proxy may use one of the following three options:

•	Filling out the enclosed Proxy Card, signing it, and mailing it in the enclosed postage-paid envelope;

•	Voting by telephone(instructions are on the Proxy Card); or

•	Voting by Internet(instructions are on the Proxy Card).

          Stockholders whose shares are held in the name of a bank, broker or other nominee will be able to use Internet or telephone voting.  For information, please refer to the voting materials you receive or contact your bank, broker or nominee.

          The instructions for Internet and telephone voting are provided on the Proxy Card.  The Internet and telephone voting instructions are designed to verify stockholders’ identities, allow stockholders to give voting instructions and confirm that their instructions have been properly recorded.  Stockholders who vote over the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs will be borne by the stockholder.  The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. E.D.T. on May 19, 2004.  Stockholders who vote through the Internet or by telephone need not return a Proxy Card by mail.

          Shares of Common Stock represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions thereon.  If there are no such instructions, the shares will be voted:  (i) in favor of the re-election of the nominees for director; and (ii) in the discretion of the named proxies on any other matters which may properly come before the Annual Meeting.

          A stockholder may revoke a proxy by:  executing a later-dated proxy by Internet, telephone or mail; giving written notice of such revocation to the Corporate Secretary of the Company; or voting in person at the Annual Meeting.  Attendance at the Annual Meeting will not by itself constitute the revocation of a proxy.

          The Inspector of Election appointed by the Board of Directors for the Annual Meeting will tabulate votes cast by proxy or in person at the Annual Meeting and will determine whether or not a quorum is present.  The Inspector of Election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.  If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

          A vote to “abstain” on the election of directors will have no effect on the outcome.  If you vote “abstain,” your shares will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.

          If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you do not vote your shares, your shares will not be voted.

Voting of Shares in the First Midwest Bancorp, Inc. Dividend Reinvestment Plan

          Each participant in the Dividend Reinvestment & Stock Purchase Plan (“DR Plan”) will receive a single proxy card covering both the shares of Common Stock credited to the participant’s DR Plan account and the shares owned by such participant outside the DR Plan.  If voting directions are not provided by participants, those participants’ shares held pursuant to the DR Plan will not be voted.

Voting by Participants in Employee Plans

          If an employee participates in the First Midwest Bancorp Stock Option Gain Deferral Plan, the First Midwest Common Stock Fund under the First Midwest Bancorp Savings and Profit Sharing Plan (the “Profit Sharing Plan”) or the First Midwest Bancorp Nonqualified Retirement Plan (collectively, the “Employee Plans”) or the DR Plan, the employee will receive one proxy for all accounts registered in the same name.  If all of the accounts are not registered in the same name, the employee will receive a separate proxy for each account that is registered in a different name.

          The Trustees under the Employee Plans are the record owners of all shares of Common Stock held for participants in the Employee Plans.  The Trustees will vote the shares held for the account of each participant in an Employee Plan in accordance with the directions received from that participant.  In order to obtain such voting directions, the Trustees will forward this Proxy Statement and a direction card to each Employee Plan participant.  Participants may provide their voting directions to the Trustees through the Internet or by telephone as described on the direction card, or by executing and returning the direction card as instructed in the mailing by the Trustee.  Voting directions must be given if the shares held pursuant to the Employee Plans are to be voted.  Shares held in the Employee Plans for which no directions are received will be voted by the Trustees proportionally in the same manner as it votes shares for which directions were received.  All direction cards returned will be kept confidential by the Trustees or its tabulating agent and will not be disclosed to the Company or any of its employees.  Because Employee Plan participants are not the record owners of the related shares, such shares may not be voted in person by Employee Plan participants at the Annual Meeting.

Electronic Access to Proxy Materials and Annual Report

          First Midwest is pleased to offer its stockholders the opportunity to receive future Proxy Statements and Annual Reports electronically over the Internet.  By signing up for electronic delivery, stockholders can receive these communications as soon as they become available and help the Company reduce printing and postage costs.  Stockholders can access this Proxy Statement and the 2003 Annual Report electronically by going to the “Investor Relations” section of the Company’s Internet website located at:  http://www.firstmidwest.com/fmbi.asp.

          If you are a stockholder of record at the close of business on March 26, 2004, you can choose this option by following the instructions provided at the Internet voting website at www.proxyvote.com.  Most stockholders who vote their shares for the Annual Meeting over the Internet will be given the opportunity to consent to future delivery of First Midwest documents over the Internet.

          Stockholders can also register for this option by following the instructions provided on the following Internet website: http://www.icsdelivery.com/fmbi or by calling Steven H. Shapiro, Corporate Secretary at (630) 875-7345 or by writing to First Midwest: First Midwest Bancorp, Inc., 300 Park Boulevard, Suite 400, Itasca, Illinois 60143:  Attention: Corporate Secretary.

          If you choose to receive future Proxy Statements and Annual Reports electronically, then prior to next year’s Annual Meeting you will receive e-mail notification when the proxy materials and Annual Report are available for your on-line review over the Internet.  The e-mail will also include instructions for voting over the Internet.  Your enrollment will be effective until you cancel it.  You will not have to elect Internet access each year.

          If you hold your shares through a bank, broker, or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future Proxy Statements and Annual Reports over the Internet.

          Stockholders who hold their shares through a bank, broker, or other nominee and who elect electronic access will receive information next year containing the Internet address for use in accessing First Midwest’s Proxy Statement and Annual Report.

Cost of Solicitation

          The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company.  In addition to the solicitation of proxies by mail, the Company’s directors, officers, employees and agents may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and personal interviews.

          Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares of record held by them and will be reimbursed for their reasonable expenses.

ELECTION OF DIRECTORS

          The Company has three classes of directors of as nearly as equal size as possible.  Each year the stockholders elect the members of a class of directors to serve for a term of three years.  This year the nominees are:  Brother James Gaffney, FSC, John L. Sterling and J. Stephen Vanderwoude.

          The nominees for director have been nominated for re-election for a term to end at the 2007 Annual Meeting of Stockholders.  The Board expects that the nominees will be available for re-

election.  If any nominee is not available for re-election, the proxies may be voted for another person to fill the vacancy or the size of the Board of Directors may be reduced.

The Board of Directors recommends a vote FOR the election of Brother James Gaffney, FSC, John L. Sterling and J. Stephen Vanderwoude.

Nominees For Director To Serve Until 2007

Brother James Gaffney, FSC, 62 (Director since 1998)  Brother James Gaffney is President of Lewis University, Romeoville, Illinois (an independent private institution of higher education).  Brother Gaffney is “independent” as defined by the listing standards of the Nasdaq Stock Market (“Nasdaq”).

John L. Sterling, 60 (Director since 1998)  Mr. Sterling is the President and owner of Sterling Lumber Company, Blue Island, Illinois (a lumber distributor).  Mr. Sterling was a director of Heritage Financial Services, Inc. when it was acquired by the Company on July 1, 1998, at which time he was appointed to serve as a director of the Company.  Mr. Sterling is “independent” as defined by Nasdaq’s listing standards.

J. Stephen Vanderwoude, 60 (Director since 1991)  Mr. Vanderwoude is Chairman and Chief Executive Officer of Madison River Communications, Mebane, North Carolina (an operator of rural telephone companies).  He is a director of Centennial Communications.  Mr. Vanderwoude is “independent” as defined by Nasdaq’s listing standards.

Directors Continuing To Serve Until 2005

Vernon A. Brunner, 63 (Director since 1997)  Mr. Brunner is President and Chief Executive Officer of Brunner Marketing Solutions, LLC, Lake Forest, Illinois (a consultant in marketing and distribution of pharmaceutical and consumer products).  Prior to 2001, he was Executive Vice President-Marketing and Director of Walgreen Co.  He is a director of Natrol, Inc and Healthetec.  Mr. Brunner is “independent” as defined by Nasdaq’s listing standards.

O. Ralph Edwards, 69 (Director since 1988)  Mr. Edwards retired in 1993 as Corporate Vice President-Human Resources of Abbott Laboratories, Abbott Park, Illinois (a health care products manufacturer).  Mr. Edwards is “independent” as defined by Nasdaq’s listing standards.

Thomas M. Garvin, 68 (Director since 1989)  Mr. Garvin retired in 2001 as President and Chief Executive Officer of G.G. Products Company, Oakbrook, Illinois (a food business acquiror).  He is a director of Specialty Foods Group (an income trust).  Mr. Garvin is “independent” as defined by Nasdaq’s listing standards.

John M. O’Meara, 58 (Director since 1982)  Mr. O’Meara has served as President and, since January 1, 2003, Chief Executive Officer of the Company.  He also serves as Chairman and Chief Executive Officer of First Midwest Bank, a wholly owned subsidiary of the Company (the “Bank”).  Previously, he was President and Chief Operating Officer of the Company.  He is the brother of Robert P. O’Meara.

Directors Continuing To Serve Until 2006

Bruce S. Chelberg, 69 (Director since 1989)  Mr. Chelberg retired in 2000 as Chairman and Chief Executive Officer of Whitman Corporation, Rolling Meadows, Illinois (a diversified, multinational holding company).  He is a director of Snap-On Tools Corporation, Northfield Laboratories, Inc. and Actuant Corporation.  Mr. Chelberg is “independent” as defined by Nasdaq’s listing standards.

Joseph W. England, 63 (Director since 1986)  Mr. England retired in 2000 as Senior Vice President of Deere & Company, Moline, Illinois (a mobile power equipment manufacturer).  He is a director of Winnebago Industries.  Mr. England is “independent” as defined by Nasdaq’s listing standards.

Patrick J. McDonnell, 60 (Director since 2002)  Since July 2000, Mr. McDonnell has served as the President and Chief Executive Officer of the McDonnell Company LLC, Lake Forest, Illinois (a business consulting company).  From September 1999 through June 2000, Mr. McDonnell served as the President and Chief Executive Officer of Jordan Professional Services, a professional services firm.  From September 1998 through August 1999, Mr. McDonnell served as the President and Chief Operating Officer of LAI Worldwide, an executive recruitment firm.  From July 1998 through August 1998, Mr. McDonnell served as Director of Global Assurance for PricewaterhouseCoopers LLP, an accounting firm.  Prior to that time, Mr. McDonnell served as the Vice Chairman of Business Assurance for Coopers & Lybrand LLP.  He is a director of SS&C Technologies, Inc.  Mr. McDonnell is “independent” as defined by Nasdaq’s listing standards.

Robert P. O’Meara, 66 (Director since 1982)  Mr. O’Meara is Chairman of the Board of the Company.  Mr. O’Meara served as Chief Executive Officer of the Company from 1987 through 2002.  He is the brother of John M. O’Meara.

BOARD OF DIRECTORS’ OPERATIONS

Meetings

          The Company’s Board of Directors held six meetings during 2003.  Each director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and of all committees of the Board of Directors on which he served.

Executive Sessions

          The Company’s “independent” directors (as defined by Nasdaq) met by themselves four times in 2003.  The “independent” directors plan to meet by themselves four times in 2004.

Committees

          The Board of Directors has established three standing committees:  Audit, Compensation and Nominating and Corporate Governance Committees.

Audit Committee

          The current members of the Audit Committee are:  Joseph W. England, Chairman; Bruce S. Chelberg; Thomas M. Garvin; Patrick J. McDonnell; and J. Stephen Vanderwoude.  The Board of Directors has determined that the members of the Audit Committee are “independent” directors as defined by the listing standards of Nasdaq.  The Board of Directors has also determined that Patrick J. McDonnell meets the criteria of an “audit committee financial expert” as defined in Securities and

Exchange Commission (“SEC”) rules.  Mr. McDonnell is “independent,” as such term is defined under the Sarbanes-Oxley Act of 2002.

          The Audit Committee operates pursuant to a written Charter, which was revised in November, 2003 and is attached to this proxy statement as Exhibit A.  The revised Charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of the Company’s independent auditors, including the pre-approval of all audit and non-audit services to be performed by the independent auditors.  The Charter was also amended to provide the Audit Committee broader authority to fulfill its obligations under SEC and Nasdaq requirements.  The Audit Committee Report is set forth on page 16 of this Proxy Statement.  The Audit Committee met 12 times in 2003.

Compensation Committee

          The current members of the Compensation Committee are:  O. Ralph Edwards, Chairman; Vernon A. Brunner; and John L. Sterling.  All members of the Compensation Committee are “independent” directors as defined by the listing standards of Nasdaq.  The functions of this Committee are to determine and recommend to the Board of Directors the compensation of the Company’s directors, the Chief Executive Officer and the Company’s other executive officers and to review the propriety of the Company’s compensation and benefits programs.  The Compensation Committee operates pursuant to a written charter that outlines these and other responsibilities and processes of the Compensation Committee.  The Compensation Committee met four times in 2003.

Nominating and Corporate Governance Committee

          General

          The Board of Directors has a Nominating and Corporate Governance Committee (the “Nominating Committee”).  The current members are Bruce S. Chelberg, Chairman; Vernon A. Brunner; O. Ralph Edwards; and Brother James Gaffney.  All members of the Nominating Committee are “independent” directors as defined by the listing standards of Nasdaq.  The Nominating Committee operates pursuant to a written charter and is available on the Company’s website at www.firstmidwest.com and is attached as Exhibit B to this Proxy Statement.  The Nominating Committee met five times in 2003.

          Nomination Process

          The Nominating Committee will review all proposed nominees, including those proposed by stockholders, for vacancies on the Board of Directors in accordance with the Nominating Committee charter.  The Nominating Committee’s process for identifying and evaluating nominees is as follows:  In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews those directors’ overall service to the Company during their term, including the number of meetings attended, their level of participation and the quality of performance.  In the case of new director candidates, the Nominating Committee first determines whether the nominee is “independent” as defined by the listing standards of Nasdaq.  In reviewing candidates, the Nominating Committee takes those factors into consideration as it deems appropriate, which may include judgment, skill, diversity, experiences with businesses and organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any of its committees.

          The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage a professional search firm if it deems appropriate.  The Company may pay a fee to a third party to identify or assist in identifying or evaluating potential nominees.

The Nominating Committee then meets to discuss and consider such candidate’s qualifications and decides whether to recommend a candidate to the full Board.

          Each current nominee for election is standing for re-election.

          The Nominating Committee will consider candidates for director recommended by stockholders provided that the procedures set forth below are followed.  The Nominating Committee does not currently intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not a candidate was recommended by a stockholder.

          For a stockholder to submit a candidate for consideration by the Nominating Committee, a stockholder must notify the Corporate Secretary of the Company, Steven H. Shapiro, 300 Park Boulevard, Suite 400, Itasca, Illinois, 60143.  In addition, the Company’s Restated Certificate of Incorporation permit stockholders to nominate directors at a stockholder meeting.  To make a director nomination at the 2005 Annual Meeting, a stockholder must notify the Corporate Secretary of the Company no later than January 21, 2005.  In either case, the notice must meet all of the requirements contained in the Company’s Restated Certificate of Incorporation.

     The notice must set forth:

•	The name, age, business address and residence address of the proposed nominee;

•	The principal occupation or employment of the proposed nominee;

•

Any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder;

•	Any other information the stockholder believes is relevant concerning the proposed nominee;

•	A written consent of the proposed nominee(s) to being named as a nominee and to serve as a director if elected;

•	Whether the proposed nominee is going to be nominated at the annual meeting of stockholders or is only being provided for consideration by the Nominating Committee;

•	The name and record address of the stockholder who is submitting the notice;

•	The class or series and number of shares of voting stock of the Company that are owned of record or beneficially by the stockholder who is submitting the notice;

•

A description of all arrangements or understanding between the stockholder who is submitting the notice and any other person (naming such person) pursuant to which the nomination is being made by the stockholder who is submitting the notice; and

•

If the stockholder who is submitting the notice intends to nominate the proposed nominee at the annual meeting of stockholders, a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the proposed nominee named in the notice.

          Communicating with the Board

          Stockholders may communicate directly with the Board of Directors.  All communications should be directed to the Corporate Secretary of the Company, Steven H. Shapiro, 300 Park Boulevard, Suite 400, Itasca, Illinois, 60143 and should prominently indicate on the outside of the envelope that such communication is intended for the Board of Directors or for “independent” directors.  Each communication intended for the Board of Directors and received by the Company’s Corporate Secretary that is related to the operation of the Company and is not otherwise commercial in nature will be forwarded to the specified party following its clearance through normal security procedures.  The communication will not be opened, but rather will be forwarded unopened to the intended recipient.

          Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders

          The Company encourages each member of the Board of Directors to attend each annual meeting of stockholders.  All of the directors of the Company attended the 2003 Annual Meeting.

Board of Directors’ Compensation

          Non-employee members of the Board of Directors are compensated by the Company through an annual $15,000 retainer for 2003, payable quarterly, which was increased to $20,000 for 2004, and a $1,000 fee for each Board meeting attended.  Non-employee chairpersons of Board committees receive an additional $2,000 annual retainer, payable quarterly.  Non-employee committee members, including the chairperson, also receive a $1,000 fee for each committee meeting attended.  The average total cash compensation paid in 2003 to non-employee directors was $29,301.  Employees who are members of the Board of Directors receive no compensation for serving on the Board.

          The Company has entered into a Retirement and Consulting Agreement with Robert P. O’Meara, which will provide for annual consulting fees of $150,000, effective upon his retirement from Company employment on April 30, 2003.  A description of this Agreement appears under the caption “Retirement and Consulting Agreement” on page 14 of this Proxy Statement.

Deferred Compensation Plan for Non-Employee Directors

          The Deferred Compensation Plan for Non-Employee Directors allows non-employee directors to defer receipt of either 50% or 100% of any director fees and retainers due such directors.  Deferred director fees and retainers are payable at the director’s election, either as a lump sum or in installments over a period not to exceed fifteen years.  Payments under this plan begin at the date specified by the director or upon cessation of service as a director.

Non-Employee Directors’ Stock Option Plan

          The Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) provides for the granting of nonqualified stock options for shares of Common Stock to non-employee Board members.  A maximum of 281,250 shares of Common Stock are reserved for issuance thereunder.  The timing, amounts, recipients and other terms of the option grants are determined by the provisions of, or formulas in, the Directors’ Plan.  The exercise price of the options is equal to the fair market value of the Common Stock on the date of grant.  All options have a term of ten years from the date of grant and become exercisable one year from the grant date subject to accelerated vesting in the event of end of Board service, death, disability or a change-in-control, as defined in the Directors’ Plan.  In 2003, each non-employee director was granted 2,342 options to purchase the Common Stock at a weighted average exercise price of $26.255.  Directors first elected during the service year are granted options on a pro rata basis to those granted to the directors at the start of the service year.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

          The following table sets forth, as of March 1, 2004, certain information as to the shares of Common Stock beneficially owned by each director and each executive officer in the Summary Compensation Table and by all directors and executive officers as a group.  To the knowledge of the Company, no stockholder beneficially owns 5% or more of the outstanding Common Stock.

Beneficial Owner	Number of Shares (1)(2)	Percent Of Class

Vernon A. Brunner	22,068	*
Bruce S. Chelberg	44,737	*
Mark M. Dietrich	38,741	*
O. Ralph Edwards	27,747	*
Joseph W. England	24,868	*
Brother James Gaffney	11,582	*
Thomas M. Garvin	34,303	*
Patrick J. McDonnell	8,502	*
John M. O’Meara	857,804	1.8%
Robert P. O’Meara	880,654	1.9%
Thomas J. Schwartz	130,335	*
Michael L. Scudder	42,318	*
Steven H. Shapiro	—	*
John L. Sterling	92,446	*
J. Stephen Vanderwoude	23,339	*

          As a group (nineteen persons), all directors and executive officers beneficially own 2,429,549 shares (5.2%) of Common Stock.

*	Less than 1%

(1)

The number of shares stated are based on information furnished by the persons listed and include shares personally owned of record by each person and shares which under applicable regulations are deemed to be otherwise beneficially owned by each person including shares allocated to directors and executive officers under the Employee Benefits Plans.  Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to the security.  Voting power includes the power to vote or to direct the voting of the security.  Investment power includes the power to dispose or to direct the disposition of the security.  A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within sixty days.

(2)

The Profit Sharing Plan holds 1,795,155 (3.9%) shares of Common Stock.  Pursuant to the Profit Sharing Plan, participants exercise voting rights with respect to the portion of the shares of Common Stock allocated to their accounts and also direct the Trustee with respect to the investment of their accounts among the investment funds maintained under the Profit Sharing Plan account of the persons and groups listed above are included in the above table.

EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table sets forth certain information with respect to annual and other compensation paid to the Company’s Chief Executive Officer and each of the Company’s other four most highly compensated executive officers during the last three fiscal years.

				Long-Term Compensation Awards

		Annual Compensation (1)(2)		Securities	All Other
	Fiscal			Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)	($) (3)

John M. O’Meara	2003	$520,000	$371,709	53,476	$63,801
President & Chief	2002	460,000	370,019	110,739	58,430
Executive Officer	2001	425,000	360,508	122,244	48,162

Thomas J. Schwartz	2003	318,000	153,780	19,331	35,552
Group President-	2002	302,640	168,532	16,526	33,030
Commercial Banking, First	2001	291,000	146,988	9,998	29,947
Midwest Bank

Michael L. Scudder	2003	245,000	119,053	13,997	25,827
Executive Vice President &	2002	185,000	103,776	9,671	19,253
Chief Financial Officer	2001	143,000	74,217	9,534	14,880

Steven H. Shapiro	2003	201,115	123,121	11,998	--
Executive Vice President &
Corporate Secretary (4)

Mark M. Dietrich	2003	188,100	91,403	10,747	20,610
Group Executive Vice	2002	180,000	92,693	11,284	19,569
President &	2001	166,000	86,154	14,903	17,126
Chief Operations Officer,
First Midwest Bank

Notes:

(1)	Does not include other annual compensation received in the form of perquisites that did not exceed the lesser of $50,000 or 10% of the executive’s total salary and bonus.

(2)	Includes amounts deferred at the direction of these executives pursuant to the Company’s qualified and, if applicable, nonqualified defined contribution retirement plans.

(3)	“All Other Compensation” represents contributions by the Company to the Company’s qualified and nonqualified defined contribution retirement plans.

(4)	Joined the Company as Executive Vice President and Corporate Secretary on January 14, 2003.

Stock Option Grants in 2003

Individual Grants

Name	Type (1)	# of Securities Underlying Options Granted in 2003 (2)(3)	% of Total Options Granted to Employees in 2003	Per Share Exercise Price ($)	Expiration Date	Grant Date Present Value ($) (4)

John M. O’Meara	NQSO	53,476	9.66%	$26.2550	2/19/13	$180,027

Thomas J. Schwartz	NQSO	18,168		$26.2550	2/19/13	$61,163
	NQSO-R	1,163		$30.2550	2/16/04	1,594

		19,331	3.49%			$62,757

Michael L. Scudder	NQSO	13,997	2.53%	$26.2550	2/19/13	$47,121

Steven H. Shapiro	NQSO	11,998	2.17%	$26.2550	2/19/13	$40,391

Mark M. Dietrich	NQSO	10,747	1.94%	$26.2550	2/19/13	$36,180

Notes:

(1)	Nonqualified Stock Option (NQSO) or Nonqualified Reload Stock Option (NQSO-R).

(2)

The options listed in the first line opposite each executive officer’s name are 2003 original options granted under the Company’s Omnibus Stock and Incentive Plan (the “Omnibus Plan”), which vest over a period of three years (subject to accelerated vesting in connection with death, disability or a change-in-control), include reload features (See Note 3) and are nontransferable except to family members, family trusts or partnerships; all other options in 2003 are reload stock options which vest on the earlier of six months after the reload grant date or 30 days before the expiration of the underlying option for which the reload was granted (See Note 3).

(3)

Optionees may tender previously acquired shares of the Company’s Common Stock in payment of the exercise price of a stock option and may tender previously acquired shares or request the Company to withhold sufficient shares to pay the taxes arising from the exercise.  The options described above as “reload stock options” are nonqualified stock options granted to replace the number of shares thus tendered.  The reload stock option will have an exercise price equal to the fair market value of the Common Stock on the exercise date of the underlying exercised option, will vest on the earlier of six months after the reload grant date or 30 days before the expiration of the underlying option for which the reload was granted.  All reload stock options become fully exercisable in connection with a change-in-control of the Company (as defined in the Omnibus Plan).  The reload stock options are nontransferable except to family members, family trusts or partnerships.

(4)

The “Grant Date Present Value” above was determined using the Black-Scholes option-pricing model, a theoretical method for estimating the present value of stock options based on complex assumptions about the stock’s price volatility and dividend rate as well as interest rates.  Because of the unpredictability of the assumptions required, the Black-Scholes model, or any other valuation model, is incapable of accurately predicting the stock price of the Common Stock or of placing an accurate present value on options to purchase stock.  In performing the calculations it was assumed that: (i) the volatility of the stock price was equal to 21.55%; (ii) an expected dividend yield of 2.723%; (iii) a risk-free interest rate ranging from 1.00% to 2.227% based on the ten-year U.S. Treasury Note effective on the date of grant, to correspond to the expected life of the options; (iv) an expected option life of three years for non-reload options and to the end of their terms for reload options at the time of exercise; and (v) no adjustments were made for risk of forfeiture.  The ultimate value of the options will depend on the future stock price of the Common Stock, which cannot be forecast with reasonable accuracy.  The actual value, if any, an executive may realize upon the exercise of an option will depend on the excess of the stock price of the Common Stock, on the date the option is exercised, over the exercise price of the option.

Aggregated Option Exercises in 2003 and Option Value as of December 31, 2003

Name	Shares Acquired on Exercise	Value Realized		Number of Securities Underlying Unexercised Options at Dec. 31, 2003		Value of Unexercised In-the-Money Options at Dec. 31, 2003 (2)

				Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas J. Schwartz	3,200	$61,659	(1)	25,363	37,750	$ 379,916	$ 203,753
Mark M. Dietrich	11,812	104,866		11,245	25,689	96,521	157,090

Notes:

(1)	The value realized was deferred by the election into the Company’s Nonqualified Stock Option Gain Deferral Plan in the form of 2,037 shares of Common Stock for Thomas J. Schwartz.

(2)

Options are considered “in-the-money” if the fair market value of the underlying Common Stock exceeds the exercise price of the related stock option.  For “in-the-money” options, the “Value of Unexercised In-the-Money Options at December 31, 2003” represents the difference between the closing price of the Common Stock on December 31, 2003 ($32.43) and the exercise price of the underlying options, multiplied by the number of applicable options.  Since the inception of the Omnibus Plan, no stock options have been repriced.

Defined Benefit or Actuarial Pension and Retirement Plans

Consolidated Pension Plan Table Years of Service as of December 31, 2003

Average Final Earnings	10	15	20	25	30	35

$125,000	$15,862	$20,932	$26,510	$32,088	$37,666	$43,244
$150,000	19,467	25,762	32,590	39,418	46,246	53,074
$175,000	23,072	30,592	38,670	46,748	54,826	62,904
$200,000	26,677	35,422	44,750	54,078	63,406	72,734
$225,000	30,282	40,252	50,830	61,408	71,986	82,564

Note:

The table above does not take into consideration the IRS limitation for qualified plan compensation. Therefore, the amounts shown above represent the total benefit a participant would receive from the qualified and nonqualified pension plans.

          The table above illustrates the amount of annual retirement income, computed on an actuarial basis using the “straight-life annuity method” provided by the Company’s consolidated defined benefit pension plan at normal retirement age (65) in specified average earnings and service classifications.  (Benefits are payable for life, or if spousal benefits are elected, a reduced amount is payable for the life of the employee and of the surviving spouse.)

          “Average Final Earnings” are determined substantially on the basis of the annual compensation included in the Summary Compensation Table, subject to the provisions of the Internal Revenue Code limiting the amount of annual compensation which may be taken into account.  (The limitation for 2003 was $200,000.  For the five years prior to 2003, the limitations were as follows:  2002 - $200,000, 2001 and 2000 - $170,000; and 1999 and 1998 - $160,000.)  The amounts shown in the pension table above are not offset by any available Social Security benefits.  At December 31, 2003, the years of credited service for the Company’s consolidated defined benefit pension plan for the executives included in the Summary Compensation Table were as follows:  John M. O’Meara, Thomas J. Schwartz and Mark M. Dietrich - twenty-four; and Michael L. Scudder - seventeen; and Steven H. Shapiro - none.

Nonqualified Retirement Plan - Pension Component

          Because benefits from the Company’s consolidated defined benefit pension plan are subject to limitations under the Internal Revenue Code (the “Code”), during 1989 the Company’s Board of Directors authorized the establishment of a nonqualified pension component (“nonqualified pension”) to the Company’s Nonqualified Retirement Plan.  The nonqualified pension provides for additional pension payments from the general assets of the Company for amounts which would have been paid to participants under the actuarially-based pension formula of the Company’s consolidated defined benefit pension plan absent the compensation limitations of the Code.  In order to reduce the administrative burden associated with the maintenance of a nonqualified pension, the Board of Directors approved the crediting as deferred compensation of the present value of the nonqualified vested pension benefits accrued during the year for each executive affected by the compensation limits of the Code.  Amounts credited in 2003 as deferred compensation for 2003 service to the executives listed in the Summary Compensation Table were as follows:  John M. O’Meara - $231,106; Thomas J. Schwartz - $69,741; Michael L. Scudder - $21,246; Steven H. Shapiro - $0; and Mark M. Dietrich - $22,993.

Executive Employment Agreements

          In order to advance the interests of the Company by enabling the Company to attract and retain the services of key executives upon which the successful operations of the Company are largely dependent, the Board of Directors has authorized the Compensation Committee to tender Employment/Change-in-Control Agreements to these key executives (the “Agreements”).  The Compensation Committee has determined that the following current executives are eligible for the Agreements:  Class I Agreement - John M. O’Meara; Class II Agreements - Thomas J. Schwartz, Michael L. Scudder, Steven H. Shapiro and Mark M. Dietrich and seven other senior executives of the Company and the Bank; and Class III Agreements - ninety-one senior executives of the Company and the Bank.

          The Agreements have an initial term of two years for Classes I and II and one year for Class III Agreements and automatically renew, unless ninety days notice of non-renewal is provided to the other party.  If an executive’s employment is terminated prior to the expiration of the Agreement or by the providing of notice of non-renewal, or if the executive is constructively discharged (for example, as a result of a material reduction in responsibilities or compensation, or other material breach of the Agreement by the Company), the executive is entitled to a severance benefit of:  twelve months base pay for Class I executives and six months base pay for Class II and III executives; a pro rata short-term bonus award; and a limited amount of health care benefits and outplacement counseling benefits.  If the executive remains unemployed at the end of such time periods, an additional amount of limited severance pay and benefits may be provided at the discretion of the Compensation Committee.

          Upon a change-in-control, as defined in the Agreements, the term of each Agreement is extended three, two and one year(s) for Class I, II and III executives, respectively, from the date of the change-in-control.  An executive who is terminated or constructively discharged after a change-in-control is entitled to a lump sum payment of the aggregate value (three, two and one time(s) such value for Classes I, II and III, respectively) of the sum of the following benefits: severance pay (base salary and short-term bonus awards); perquisites to which the executive was entitled on the date of the change-in-control; a limited amount of group health care benefits; and contributions for benefits expected to be made to the Company’s tax-qualified and nonqualified retirement plans.  Executives under Agreement are also entitled to a limited amount of outplacement counseling.

          Supplemental compensation will also be provided to mitigate the effects of any excise taxes applicable to payments under the Agreements after a change-in-control.  Each executive under Agreement is subject to a confidentiality provision.  If the executive voluntarily terminates employment prior to a change-in-control, the executive will be subject to noncompetition and nonsolicitation provisions.

Retirement and Consulting Agreement

          The Company entered into a Retirement and Consulting Agreement with Robert P. O’Meara, Chairman of the Board, in connection with Mr. O’Meara’s retirement from the position of Chief Executive Officer, effective December 31, 2002, and his subsequent retirement from employment effective April 30, 2003.  The agreement provided for his nomination for election as a director at the 2003 Annual Meeting, for consideration for nomination for re-election in 2006 and for appointment to the Board of Directors of the Bank so long as he serves as a director of the Company.  Effective after his retirement on April 30, 2003, Mr. O’Meara is to be compensated for his service as a non-employee director of the Company and of the Bank.  Pursuant to the Agreement, Mr. O’Meara has agreed to provide consulting services to the Company through December 31, 2005, subject to earlier termination, and to non-competition and non-solicitation covenants through April 30, 2006.  Mr. O’Meara will be paid an annual consulting fee of $150,000.  In recognition of Mr. O’Meara’s long service to the Company, the agreement also provides for continuation of medical benefits for Mr. O’Meara and his spouse after retirement, the extension of a continuing participation agreement under the Omnibus Plan, financial and tax planning assistance for 2003 and office and support services while serving as a director or consultant to the Company.

Compensation Committee Report on Executive Compensation

          The Compensation Committee believes that the Company’s compensation strategy reflects the following:  compensation should focus executives on achieving performance objectives that enhance stockholder value; compensation should motivate executives, both individually and collectively, to take actions that support the attainment of the Company’s mission and long and short-term objectives; and, compensation should enable the Company to attract and retain individuals who are in a position to contribute materially to the Company’s growth, development and financial success.

          Executive compensation consists of three primary, variable elements: a base salary; a potential cash bonus award under the Company’s Short-Term Incentive Plan; and a potential stock option or other award under the Omnibus Plan.  In determining the appropriate mix among these elements, the Compensation Committee considers the results of compensation comparisons performed by the Company itself, the Company’s independent compensation consultant, and various industry associations.  Additionally, the specific factors considered by the Compensation Committee in establishing executive compensation under each of these elements are discussed below.

Base Salary

          Executive base salaries are reviewed annually by the Compensation Committee and presented to the full Board for approval; executives who are members of the Board of Directors do not participate in the approval process.  Executive base salaries are typically targeted at the competitive median for services performed in similar capacities in similarly-sized financial institutions, adjusted primarily for individual performance and also for other factors such as experience, responsibility and internal equity.  Based upon the foregoing, the annual base salaries of all of the officers listed on the Summary Compensation Table on page 10 were fixed for 2003 as disclosed in that Table.

First Midwest Bancorp, Inc. Short-Term Incentive Plan

          The First Midwest Bancorp, Inc. Short-Term Incentive Plan (the “Incentive Plan”), established in 1989, is an integral element of the compensation mix because the Incentive Plan specifically aligns the short-term performance goals of the Company and the Bank with the goals of the individual employees responsible for achieving such goals.  There were 436 employees designated as Incentive Plan participants during 2003.  Such employees are placed into one of eight participant categories based upon salary grade.  Target awards are expressed as a percentage of base salary and ranged from 5% to 60% for 2003, depending upon participant category.  (The 2003 target award was 60% for John M. O’Meara and 40% for Thomas J. Schwartz, Michael L. Scudder, Steven H. Shapiro and Mark M. Dietrich).  Based upon the level of attainment of predetermined annual corporate performance goals as well as predetermined individual performance goals, an award ranging from 0% to 150% of the target can be earned.  Based upon these criteria, the Summary Compensation Table lists the Incentive Plan cash bonus awards for 2003 for each executive listed.

First Midwest Bancorp, Inc. Omnibus Stock and Incentive Plan

          The First Midwest Bancorp, Inc. Omnibus Stock and Incentive Plan (the “Omnibus Plan”) allows the granting of incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares.  To date, the Company has awarded only nonqualified stock options.  The Omnibus Plan is administered by the Compensation Committee, and participants in the Omnibus Plan are selected from those employees who are in a position to contribute materially to the Company’s long-term growth, development and financial success.  There are 110 employees currently participating in the Omnibus Plan.  The exercise price of each stock option reflects the fair market value of a share of the Company’s Common Stock on the date of grant.  Through the vesting schedule, the Compensation Committee seeks to motivate participants in the Omnibus Plan to enhance the long-term performance of First Midwest.

          Options granted to employees under the Omnibus Plan are generally awarded in February of each year.  The Compensation Committee uses the Black-Scholes pricing model to determine a market-based number of options to be granted annually.  Based upon the forgoing criteria, the Summary Compensation Table lists the annual stock option awards, together with reload stock options granted upon qualifying stock option exercises under the Omnibus Plan identified as NQSO under the Stock Option Grants in the 2003 table.

Chief Executive Officer Compensation

          Based upon the criteria outlined above, John O’Meara’s base salary was fixed for 2003 as disclosed in the Summary Compensation Table; his Incentive Plan cash bonus award for 2003 reflected the Company’s attainment of the predetermined annual performance goals previously described; and his 2003 stock option award under the Omnibus Plan reflected utilization of the Black-Scholes pricing model with no reduction based upon his performance.

Deductibility of Executive Compensation

          Internal Revenue Code Section 162(m) generally limits the corporate tax deduction for compensation paid to certain executive officers to $1 million, unless certain conditions are met.  The Compensation Committee’s objective is to structure First Midwest’s executive compensation programs to maximize the deductibility of executive compensation under the Code.  In the event that the limitation on deductibility is exceeded, that amount of compensation in excess of the limitation will be automatically deferred pursuant to the terms of the First Midwest Nonqualified Retirement Plan.

Submitted by the Compensation Committee of the Company’s Board of Directors

          O. Ralph Edwards, Chairman
          Vernon A. Brunner
          John L. Sterling

               The foregoing Report on Executive Compensation and the following Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “1933 Act”), as amended, or the Exchange Act, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Stock Performance Graph

          The graph below illustrates, over a five-year period, the cumulative total return (defined as stock price appreciation and dividends) to stockholders from the Company’s Common Stock against a broad-market total return equity index and a published industry total return equity index.  The broad-market total return equity index used in this comparison is the Standard & Poor’s 500 Stock Index (the “S&P 500”) and the published industry total return equity index used in this comparison for 2002 and later is the Standard & Poor’s SmallCap Banks Index (“S&P SmallCap Banks”), which was not published before 2002.  The published industry total return equity index used in this comparison for all periods before 2002 is the S&P SuperCap Regional Banks Index, for which no data was published after 2001.

Comparison of Five-Year Cumulative Total Return Among
the Company, the S&P 500 and the S&P SmallCap Banks (1)

	1998	1999	2000	2001	2002	2003

First Midwest	100	107.11	119.60	155.67	146.10	182.25
S&P 500	100	121.04	110.02	96.95	75.52	97.18
S&P SmallCap Banks (2)	100	88.08	121.77	139.43	149.29	204.53

(1)	Assumes $100 invested on December 31, 1998 in the Company’s Common Stock, the S&P 500 and the S&P SmallCap Banks with the reinvestment of all related dividends.
(2)	The S&P SuperCap Regional Banks Index was used for periods prior to 2002.

Audit Committee Report

          The Audit Committee is comprised of five directors, each of whom has been determined, by the Board of Directors, to be independent, as that term is defined under the listing standards of Nasdaq.  The Audit Committee operates under a written Charter adopted by the Board of Directors, which is attached to this Proxy Statement as Exhibit A.

          In accordance with its Charter, the Audit Committee is responsible for assisting the Board of Directors in its oversight of the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements relating to financial reporting; the independence and qualifications of the independent auditors; and the performance of the independent auditors and Company’s internal audit function.

          In carrying out its oversight responsibilities, the Audit Committee relies on the expertise and knowledge of management, the independent auditors and the internal auditors.  Company management is responsible for determining that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles in the United States.  Management, in conjunction with the internal auditors, is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations.  The independent auditors are responsible for planning and carrying out a proper audit of the Company’s financial statements.  It is not the duty of the Audit Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to conduct investigations or other types of auditing or accounting reviews or procedures.

          The Audit Committee meets regularly in private sessions with the independent auditors, internal auditors and Chief Financial Officer of the Company, each of whom has unrestricted access to the Audit Committee.

          The Audit Committee has considered and discussed the audited financial statements with management and the independent auditors.  The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect.  The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect.  Finally, the Audit Committee has established policies and procedures regarding the pre-approval of all services provided by the independent auditors, has reviewed the audit and non-audit services performed by the independent auditors, considered whether such services are compatible with maintaining the auditors’ independence and discussed with the auditors the auditors’ independence.

          Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC.

Submitted by the Audit Committee of the Board of Directors

          Joseph W. England, Chairman
          Bruce S. Chelberg
          Thomas M. Garvin
          Patrick J. McDonnell
          J. Stephen Vanderwoude

          The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or the Exchange Act, except to the extent that the Company specifically incorporates this information, by reference, and shall not otherwise be deemed filed under such Acts.

Section 16(a) Beneficial Ownership Reporting Compliance

          The Company has undertaken responsibility for preparing and filing the stock ownership forms required under Section 16(a) of the Exchange Act of 1934 on behalf of its executive officers and directors.  Based on a review of forms filed and information provided by officers and directors to the Company, the Company believes that all Section 16(a) reporting requirements were fully met.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Company, through the Bank, has directly or indirectly made loans and had transactions with certain of its executive officers and directors.  However, all such loans and transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

INDEPENDENT AUDITORS

          The Audit Committee has retained Ernst & Young LLP as the Company’s independent auditors to audit the Company’s financial statements for the fiscal year ending December 31, 2004.  In making this appointment, the Audit Committee considered whether the audit and non-audit services that Ernst & Young provides to the Company are compatible with Ernst & Young maintaining its independence as auditors.

          The Audit Committee has adopted a policy and procedures regarding the pre-approval of all services provided by the independent auditors.  Under the policy, all audit services and related fees require the specific approval of the Audit Committee.  For audit related services, tax services and all other services, the Audit Committee has determined specific services and dollar thresholds under which such services would be considered pre-approved.  To the extent management requests services other than these pre-approved services, or beyond the dollar thresholds, the Audit Committee must specifically approve the services.  Further, under the policy, the independent auditors are prohibited from performing the non-audit services identified by the SEC as prohibited.  The policy requires management to provide on a periodic basis a summary of all services performed by the independent auditors.

The following table summarizes fees billed to the Company by Ernst & Young during 2002 and 2003:

SERVICE	FEES

	2003	2002

AUDIT FEES

Financial Statement Audit	$302,000	$286,000

AUDIT RELATED FEES

Employee Benefit Plan Audits	$50,000	$45,000
Sarbanes-Oxley Planning	48,500	-
Accounting Research and Consultation	5,000	12,500

Total	$103,500	$57,500

TAX

Tax Return Review and Consultation	$26,825	$34,925
Acquisition and Divestiture Services	15,075	-
Federal and State Tax Audit Consultation	3,750	9,900
Benefit Plan Tax Services	7,475	-
Planning and Other Consultation	29,975	74,475

Total	$83,100	$119,300

OTHER

On-line Research Service	$1,201	$-

TOTAL – ALL SERVICES	$489,801	$462,800

Other Auditors

                    The Board of Directors has retained Crowe, Chizek and Company LLP to perform certain internal audit services for the Company for the fiscal year ending December 31, 2004.

Code of Ethics and Standards of Conduct

          In February, 2004, the Company adopted a new Code of Ethics and Standards of Conduct (the “Code”) applicable to all directors, officers and employees.  The Code, which replaced existing Standards of Conduct, is intended to promote honest and ethical conduct and compliance with applicable laws, rules and regulations.  All employees are required to certify that they have reviewed and are familiar with the Code.  In addition, all officers are required annually to certify compliance with the Code.  Waivers of the Code for executive officers are required to be disclosed to the Chairman of the Nominating Committee, and must be disclosed as required by SEC and Nasdaq rules.

          The Company has also adopted a Code of Ethics for Senior Financial Officers (the “Financial Officer Code”).  The Financial Officer Code is intended to complement the Code, and to promote full and proper disclosure of financial information.

          Copies of the Code and Financial Officer Code are posted on the Company’s website at www.firstmidwest.com.

OTHER BUSINESS

          Currently, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders, and it is not anticipated that other matters will be brought before the Annual Meeting.  If, however, other matters should be brought before the Annual Meeting, the proxies would vote or act in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

          Stockholders may make proposals to be considered at the 2005 Annual Meeting.  To be included in the Proxy Statement and Proxy Card for the 2005 Annual Meeting, stockholder proposals must be received no later than December 14, 2004 at the Company’s executive offices at 300 Park Boulevard, Suite 400, Itasca, Illinois 60143.

NOTICE OF BUSINESS TO BE CONDUCTED AT MEETING

          The Company’s Restated Certificate of Incorporation provides that no business may be brought before an annual meeting of stockholders unless specified in the notice of meeting; otherwise brought before the meeting by or at the direction of the Board of Directors; or brought by a stockholder who has notified the Company (containing certain information specified in the Restated Certificate of Incorporation) not less than 120 or more than 180 days before the date of the meeting.  If the Company provides less than 130 days notice or public disclosure of the date of an annual meeting, then a stockholder may bring business before that meeting if the Company receives notice from that stockholder within 10 days of the Company’s notice or public disclosure.

          A copy of the full text of the provisions discussed above may be obtained by requesting them from the Corporate Secretary, First Midwest Bancorp, Inc., 300 Park Boulevard, Suite 400, Itasca, Illinois 60143.

By order of the Board of Directors:

Steven H. Shapiro
Executive Vice President and
Corporate Secretary

Exhibit A

FIRST MIDWEST BANCORP, INC. (the “Company”)
AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee (the “Committee”) shall be to assist the Board of Directors of the Company (the “Board”) in its oversight of:  (1) the integrity of the financial statements of the Company; (2) the Company’s compliance with legal and regulatory requirements relating to financial reporting and disclosure; (3) the independence and qualifications of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company (the “independent auditors”); and (4) the performance of the Company’s internal audit function and independent auditors.

The Committee is directly responsible for the appointment, compensation, and oversight of the independent auditors.

Membership

The Committee shall consist of at least three directors.  Members of the Committee shall be appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee.  All members of the Committee shall be independent directors under the standards applied by the Nasdaq Stock Market (“NASDAQ”) and/or Securities and Exchange Commission (“SEC”).  Members shall not accept any consulting, advisory, or other compensatory fee from the Company, other than in their capacity as directors, and shall not be an affiliate of the Company or its subsidiaries.

All members of the Committee must be able to read and understand fundamental financial statements, including balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member with accounting or related financial management expertise.

Responsibilities and Authority

In carrying out the purposes of this Charter, the Committee shall have the responsibilities and authority set forth below.  These responsibilities and authority are intended to be a guide and may be supplemented by policies and procedures adopted by the Committee.  The Committee believes it should remain flexible, in order to best react to changing conditions and circumstances.

In carrying out its oversight responsibilities, the Committee relies on the expertise and knowledge of management, the independent auditors, and the internal auditors.  Management of the Company is responsible for determining the Company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles.  Management and the internal auditors are responsible for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations.  The independent auditors are responsible for planning and carrying out a proper audit of the Company’s financial statements.  It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, “fieldwork” or other types of auditing or accounting reviews or procedures.

1.

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting.  The Committee shall have the sole authority to approve all audit engagement fees and terms.  The Committee shall pre-approve any non-audit service provided to the Company by the independent auditors.  The Committee may delegate its approval authority to one or more of its members, provided any such approvals are presented to Committee at a subsequent meeting.  The independent auditors are to report directly to the Committee.

2.

The Committee shall be responsible for the appointment and termination of the outsourced internal audit service provider.  The Committee shall have sole authority to approve the terms and fees of the engagement for such services.  The Committee shall oversee the hiring, firing, evaluation, and compensation of the Audit Services Director.

3.

The Committee shall discuss with management and the independent auditors the annual audited financial statements and quarterly financial statements, including matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, SEC rules, or other applicable legal, regulatory, or NASDAQ requirements.

4.

At least annually, the Committee shall obtain and review a formal written report from the independent auditors delineating:  the independent auditors’ internal quality-control procedures; any material issues raised within the preceding five years by the independent auditors’ internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm.  The Committee will also review steps taken by the independent auditors to address any findings in any of the foregoing reviews.  Also, in order to assess auditor independence, the Committee will review at least annually all relationships between the independent auditors and the Company.

5.	The Committee shall set policies for the hiring of employees or former employees of the independent auditors.

6.

The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits.  The Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

7.

The Committee shall review the Company’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company’s financial statements including alternatives to, and the rationale for, the decisions made.

8.

The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

9.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

10.	The Committee shall prepare and publish an annual committee report in the Company’s proxy statement.

11.	The Committee shall review and discuss earnings press releases.

12.	The Committee shall review annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

13.	The Committee shall establish, and update annually, a duties and responsibilities checklist delineating specific actions to be taken by the Committee in discharging its duties and responsibilities.

The Committee shall meet in person or telephonically at least four times per year.  At such meetings, a majority of the Committee’s members shall constitute a quorum.  The Committee shall meet separately periodically with management, the internal auditors, and independent auditors to discuss issues and concerns warranting Committee attention.

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountant or other experts, as it deems appropriate, without seeking approval of the Board or management.  The Committee shall be provided with appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors and advisors engaged by the Committee, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall report its recommendations to the Board after each Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Committee.

Exhibit B

FIRST MIDWEST BANCORP, INC.
NOMINATING AND CORPORATE
GOVERNANCE COMMITTEE CHARTER

Purpose of Committee

          The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of First Midwest Bancorp, Inc. (the “Company”) is to identify and recommend individuals to the Board for nomination as members of the Board and its committees, develop and recommend to the Board a set of corporate governance principles applicable to the Company, and assist the Board in its annual review of the Board’s performance.  The Committee shall report to the Board on a regular basis and not less than once a year.

Committee Membership

          The Committee shall consist of three or more members of the Board, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise “independent” under the rules of NASDAQ.

          The members of the Committee shall be appointed by the Board.  Candidates to fill subsequent vacancies in the Committee shall be nominated by the Committee as set forth below and appointed by the Board.  Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Structure and Operations

          The Board shall designate one member of the Committee as its chairperson.  In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue.  The Committee shall meet in person or telephonically at least once a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

Quorum

          A majority of the members of the Committee shall constitute a quorum.  In the absence or disqualification of any member of the Committee, the members thereof present at any meeting and not disqualified from voting, whether or not he or they then constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in place of any such absent or disqualified member.

Committee Duties and Responsibilities

          The following are the duties and responsibilities of the Committee:

1.	To make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board or any committee thereof.

2.

To identify individuals believed to be qualified to become Board members, and to recommend to the Board the nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders.  In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by stockholders.  In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate.  These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.  The Committee may consider candidates proposed by management, but is not required to do so.

3.	To develop and recommend to the Board standards to be applied by the Board in making determinations as to the absence of material relationships between the Company and a director.

4.

In the case of a director nominee to fill a Board vacancy created by an increase in the size of the Board, make a recommendation to the Board as to the class of directors in which the individual should serve.

5.

To identify Board members qualified to fill vacancies on any committee of the Board and to recommend that the Board appoint the identified member or members to the respective committee.  In nominating a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of the committee, if any, as well as any other factors it deems appropriate, including without limitation the consistency of the candidate’s experience with the goals of the committee and the interplay of the candidate’s experience with the experience of other committee members.

6.	To evaluate any director nominees proposed by stockholders in accordance with applicable securities and corporate law and the Company’s By-laws.

7.	Establish procedures for the Committee to assist the Board in its annual review of the Board’s performance.

8.	Develop and recommend to the Board a set of corporate governance principles applicable to the Company, and to review those principles at least once a year.

9.	Any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.

Delegation to Subcommittee

          The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Performance Evaluation

          The Committee shall provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter.  The performance evaluation shall also recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee.  The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate.

Resources and Authority of the Committee

          The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.  With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

FIRST MIDWEST BANCORP, INC.
OPTIONS FOR SUBMITTING PROXY

VOTE BY INTERNET - www.proxyvote.com
300 PARK BLVD., SUITE 400

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 19, 2004. Have your proxy direction card in hand when you access the web site.

P.O. BOX 459
ITASCA, IL 60143-9768

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 19, 2004. Have your proxy direction card in hand when you call.

VOTE BY MAIL
Mark, sign, and date your proxy direction card and return it in the postage-paid envelope we’ve provided or return to First Midwest Bancorp, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	FRSTM1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST MIDWEST BANCORP, INC.

The Board of Directors Recommends a Vote FOR the Directors
			For	Withhold	For All	To withhold authority to vote for any individual, mark “For All Except” and write the nominee’s number on the line below.
Vote on Directors			All	All	Except

1.	ELECTION OF DIRECTORS:		š	š	š

	Nominees:	01) Brother James Gaffney, FSC
02) John L. Sterling
03) J. Stephen Vanderwoude

The Proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Each joint owner should sign. Signatures should correspond with the names printed on this Proxy. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a respective capacity should give full title.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

FIRST MIDWEST BANCORP, INC. PROXY

Proxy Solicited on Behalf of the Board of Directors Annual Meeting of Stockholders to be Held May 20, 2004

The undersigned hereby appoints Steven H. Shapiro, Barbara E. Briick and Andrea L. Stangl, or any of them, each with full power of substitution, to represent and act as proxies of the undersigned, and to vote, as designated on the reverse side, all shares of First Midwest Bancorp, Inc. (the “Company”) Common Stock held of record by the undersigned on March 26, 2004 at the Annual Meeting of Stockholders of the Company to be held on May 20, 2004 or any adjournment or postponement thereof as fully as the undersigned might or could do if personally present.

If shares of the Company’s Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attached to such shares (any of such plans, a “Voting Plan”), then the undersigned hereby directs the respective trustee of each applicable Voting Plan to vote in the undersigned’s name and/or account under such Voting Plan, as designated on the reverse side, all shares of the Company’s Common Stock subject to voting direction by the undersigned at the 2004 Annual Meeting of Stockholders or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted (i) FOR the election of all Nominees for Director; and (ii) as to any other item of business as may properly come before the 2004 Annual Meeting of Stockholders or any adjournment or postponement thereof, at the discretion of named proxies.

(Continued, and to be signed and dated, on the reverse side)